EXHIBIT 8.1


            OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                WITH RESPECT TO FEDERAL INCOME TAX MATTERS



                                                            Exhibit 8.1



October 15, 2001



GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

         GS Mortgage Securities Corp.
         Registration Statement on Form S-3 No. 333-68812

Ladies and Gentlemen:

         We have acted as special counsel to GS Mortgage Securities Corp., (the "Company"), in connection with Registration Statement on Form S-3 No. 333-68812, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to either an Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into by the Company and the Owner Trustee (the "Owner Trustee") designated therein or a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into by the Company, Goldman Sachs Mortgage Company ("GSMC") and the Trustee designated therein (the "Trustee") of Asset Backed Securities consisting of either Notes and/or Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into by the Trust and the Indenture Trustee designated therein (the "Indenture Trustee") and any Asset Backed Securities consisting of Certificates are to be issued pursuant to either the Trust Agreement or the Pooling and Servicing Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Registration Statement.

                  In this connection, we have examined and relied upon the Registration Statement filed with the Securities and Exchange Commission (the "SEC"), including (i) the form of prospectus included therein (the "Prospectus"); (ii) the forms of prospectus supplements included therein (the "Prospectus Supplements"); (iii) the form of Indenture; (iv) the form of Trust Agreement; (v) the form of Pooling and Servicing Agreement; and
(vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Company, GSMC and others.

                  In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

                  We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus and the Prospectus Supplements under the heading "Federal Income Tax Consequences" to the extent they relate to federal income tax matters and subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes and/or Certificates, under existing law and the assumptions stated therein.

                  We also note that the Prospectus, the Prospectus Supplements the Trust Agreement, the Pooling and Servicing Agreement, and the Indenture do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of an actual transaction.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.



                                 Very truly yours,

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                 By /s/ Skadden, Arps, Slate, Meagher & Flom LLP